                                 AMENDMENT NO. 2
                                       TO
                              EMPLOYMENT AGREEMENT
                              --------------------

     This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT executed this 4th day of May,
2006 by and between Proliance International, Inc. (formerly known as Transpro,
Inc.), a Delaware corporation (the "Company") and Charles E. Johnson (the
"Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee are parties to an Employment
Agreement dated as of March 12, 2001, and amended as of October 28, 2004
(collectively, the "Agreement") under which the Company retained the Employee to serve as President and Chief Executive Officer of the Company; and

     WHEREAS, in light of changes to the law, including the enactment of
Internal Revenue Code ss.409A, the Company and the Employee wish to further amend the Agreement to revise certain provisions relating to deferred compensation.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

     1. Section 5 of the Agreement is hereby amended by deleting the second paragraph thereof and substituting the following in its place:

          "Any bonus payable hereunder shall be paid as soon as administratively feasible, but in no event later than the 15th day of the third month following the close of the Company's fiscal year in which the bonus was actually awarded by the Board of Directors or any committee of the Board of
     Directors."

     2. Section 7(c) of the Agreement is hereby deleted in its entirety and shall now read as follows:

          "(c) Supplemental Retirement Benefit. The Employee (or his
     beneficiary) shall be eligible for supplemental non-qualified retirement benefits in accordance with the terms of the Proliance International, Inc.
     Supplemental Executive Retirement Plan."

     3. Section 11(e) of the Agreement, as amended, is hereby deleted in its entirety and shall now read as follows:

          "(e) Effect of Termination Without Serious Cause or With Good Reason.
     If (i) the Company terminates the Term of Employment and the Employee's employment herein without Serious Cause, or (ii) the Employee terminates the Term of Employment

     and his employment hereunder for Good Reason, the Employee will be eligible for severance benefits in accordance with the terms of the Proliance
     International, Inc. Supplemental Executive Retirement Plan. In addition, the Employee will be entitled to prompt payment of (A) any accrued but unpaid salary and vacation, (B) any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), (C) the Company's medical, dental and vision plans (with standard employee payment), life insurance in the amount of two
     (2) times the Employee's annual base salary and long term disability insurance for the period of one (1) year, and (D) reimbursement of business expenses incurred prior to the date of termination."

     4. Section 12(a) of the Agreement, as amended, is hereby deleted in its entirety and shall now read as follows:

          "(a) Effect of Termination. If (i) the employment of the Employee is terminated by the Company (or successor thereto) without Serious Cause or
     (ii) the Employee terminates employment with the Company (or successor thereto) for Good Reason, within the period commencing on the date that a
     Change of Control is formally proposed to the Company's Board of Directors and ending on the second anniversary of the date on which such Change of
     Control occurs, then the Employee will be entitled to receive (in lieu of the benefits described in Section 11): (1) any accrued but unpaid salary and vacation, (2) severance benefits in accordance with the terms of the
     Proliance International, Inc. Supplemental Executive Retirement Plan, (3)
     any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), (4)
     the Company's medical, dental and vision plans (with standard employee payment) for a period of three (3) years, (5) continuation of the
     Employee's Company-paid life insurance policies and long term disability insurance for the period of three (3) years, (6) reimbursement of business expenses incurred prior to the date of termination and (7) immediate vesting in, and the right to exercise, each outstanding stock option or restricted stock grant held by the Employee on the date of termination of the Employee's employment.

          If any portion of the payments which the Employee has the right to receive from the Company, or any affiliated entity or successor, hereunder would constitute "excess parachute payments" (as defined in Section 280G of the Internal Revenue Code) subject to the excise tax imposed by Section
     4999 of the Internal Revenue Code, such excess parachute payments shall be reduced to the largest amount that will result in no portion of such excess parachute payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

          The Employee will not be entitled to any benefits or other entitlements under this section unless a Change of Control actually occurs."

     5. The foregoing amendments shall be deemed to be effective as of January
1, 2005. Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 on the year and date first above written.

                                               PROLIANCE INTERNATIONAL, INC.

                                               By: /s/ Paul R. Lederer
                                                   -----------------------------
                                               Name: Paul R. Lederer
                                               Title: Chairman of the Board

                                               /s/ Charles E. Johnson
                                               ---------------------------------
                                               Charles E. Johnson

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